UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Commerce Bancshares, Inc.

(Name of Registrant as Specified In Its Charter)

Commerce Bancshares, Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

March 14, 2007

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of the Shareholders of Commerce Bancshares, Inc. The meeting will be held at 9:30 a.m. on April 18, 2007, in the Auditorium on the 15th Floor of the Commerce Trust Building at 922 Walnut Street, Kansas City, Missouri.

The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe the items to be considered and acted upon by the shareholders.

If you own shares of record, you will find enclosed a proxy card or cards and an envelope in which to return the card(s). Whether or not you plan to attend this meeting please sign, date and return your enclosed proxy card(s) or vote over the phone or Internet, as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You can revoke your proxy anytime before the Annual Meeting and issue a new proxy as you deem appropriate. You will find the procedures to follow if you wish to revoke your proxy on page 2 of this Proxy Statement. Your vote is very important. I look forward to seeing you at the meeting.

Sincerely,

David W. Kemper
Chairman of the Board, President and
Chief Executive Officer

Notice the Annual Meeting of Shareholders of

Commerce Bancshares, Inc.

Date:	Wednesday, April 18, 2007

Time:	9:30 a.m., Central Daylight Time

Place:	15th Floor Auditorium Commerce Trust Building 922 Walnut Street Kansas City, Missouri

Purposes:	1. To elect four directors to the 2010 Class for a term of three years;

2. To ratify the selection of KPMG LLP as the Company’s independent registered public accountant for 2007; and

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Who Can Vote:	Shareholders at the close of business February 20, 2007 are entitled to vote at the meeting. If your shares are registered in the name of a bank or brokerage firm, telephone or Internet voting will be available to you only if offered by your bank or broker and such procedures are described on the voting form sent to you.

How You Can Vote:	You may vote your proxy by marking, signing and dating the enclosed proxy card and returning it as soon as possible using the enclosed envelope. Or, you can vote over the telephone or the Internet as described on the enclosed proxy card.

By Authorization of the Board of Directors,

J. Daniel Stinnett
Secretary

March 14, 2007

Your Vote Is Important. Whether You Own One Share or Many, Your Prompt
Cooperation in Voting Your Proxy Is Greatly Appreciated.

PROXY STATEMENT

PROXY STATEMENT

COMMERCE BANCSHARES, INC.

Annual Meeting April 18, 2007

SOLICITATION

This Proxy Statement, the accompanying proxy card and the Annual Report to Shareholders of Commerce Bancshares, Inc. (the “Company” or “Commerce”), are being mailed on or about March 14, 2007. The Board of Directors (the “Board”) of the Company is soliciting your proxy to vote your shares at the Annual Meeting of Shareholders (the “Meeting”) on April 18, 2007. The Board is soliciting your proxy to give all Shareholders of record the opportunity to vote on matters that will be presented at the Meeting. This Proxy Statement provides you with information on these matters to assist you in voting your shares.

What is a Proxy?

A proxy is your legal designation of another person (the “proxy”) to vote on your behalf. By completing and returning the enclosed proxy card, you are giving David W. Kemper and Jonathan M. Kemper, who were appointed by the Board, the authority to vote your shares in the manner you indicate on your proxy card.

Why did I receive more than one proxy card?

You will receive multiple proxy cards if you hold your shares in different ways (e.g., joint tenancy, trusts, custodial accounts) or in multiple accounts. If your shares are held by a broker, banker, trustee or nominee (i.e., in “street name”), you will receive your proxy card or other voting information from your brokerage firm or bank, and you will return your proxy card or cards to your broker, banker, trustee or nominee. You should vote on and sign each proxy card you receive.

VOTING INFORMATION

Who is qualified to vote?

You are qualified to receive notice of and to vote at the Meeting if you owned shares of Common Stock of the Company at the close of business on our record date of Tuesday, February 20, 2007.

How many shares of Common Stock may vote at the Meeting?

As of February 20, 2007, there were 70,078,911 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each matter presented.

What is the difference between a “shareholder of record” and a “street name” holder?

These terms describe how your shares are held. If your shares are registered directly in your name with Computershare, the Company’s transfer agent, you are a “shareholder of record.” If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder.

How do I vote my shares?

If you are a “shareholder of record,” you have several choices. You can vote your proxy:

•	by mailing the enclosed proxy card;

•	over the telephone; or

•	via the Internet.

Please refer to the specific instructions set forth on the enclosed proxy card. For security reasons, our electronic voting system has been designed to authenticate your identity as a Shareholder.

If you hold your shares in “street name,” your broker/bank/trustee/nominee will provide you with materials and instructions for voting your shares.

Can I vote my shares in person at the Meeting?

If you are a “shareholder of record,” you may vote your shares in person at the Meeting. If you hold your shares in “street name,” you must obtain a proxy from your broker, banker, trustee or nominee, giving you the right to vote the shares at the Meeting.

What are the Board’s recommendations on how I should vote my shares?

The Board recommends that you vote your shares as follows:

Proposal One	FOR the election of all four nominees for the 2010 Class of Directors with terms expiring at the 2010 Annual Meeting of Shareholders.

Proposal Two	FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm (independent auditors) for the fiscal year ending December 31, 2007.

What are my choices when voting?

Proposal One	You may cast your vote in favor of electing the nominees as Directors or withhold your vote on one or more nominees.

Proposal Two	You may cast your vote in favor of or against the proposal, or you may elect to abstain from voting your shares.

How would my shares be voted if I do not specify how they should be voted?

If you sign and return your proxy card without indicating how you want your shares to be voted, the proxies will vote your shares as follows:

Proposal One	FOR the election of all four nominees for the 2010 Class of Directors with terms expiring at the 2010 Annual Meeting of Shareholders.

Proposal Two	FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm (independent auditors) for the fiscal year ending December 31, 2007.

How are votes withheld, abstentions and broker non-votes treated?

In the election of directors, abstentions and broker non-votes will be considered solely for quorum purposes and are not counted for the election of directors. On all other matters presented for shareholder vote, abstentions will be treated as votes against such matters and broker non-votes will be treated as not entitled to vote and have no effect on the outcome.

Can I change my vote after I have mailed in my proxy card?

You may revoke your proxy by doing one of the following:

•	by sending a written notice of revocation to the Secretary of the Company that is received prior to the Meeting, stating that you revoke your proxy;

•	by delivery of a later-dated proxy (including a telephone or Internet vote) and submitting it so that it is received prior to the Meeting in accordance with the instructions included on the proxy card(s); or

•	by attending the Meeting and voting your shares in person.

What vote is required to approve each proposal?

Proposal One requires a plurality of the votes cast to elect a director.

Proposal Two requires the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote thereon at the Meeting.

Who will count the votes?

Representatives from Computershare Trust Company, N.A., our transfer agent, will count the votes and provide the results to the Inspectors of Election who will then tabulate the votes at the meeting.

Who pays the cost of this proxy solicitation?

The cost of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited personally or by telephone, telegram or via the Internet by regular employees of the Company. Morrow & Co. has been retained by the Company, at an estimated cost of $7,500 plus reasonable out-of-pocket expenses, to aid in the solicitation of proxies. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to their principals and the Company will reimburse them for the expense of doing so. This proxy statement and proxy will be first sent to security holders on or about March 14, 2007.

Is this Proxy Statement the only way that proxies are being solicited?

No. As stated above, the Company has retained Morrow & Co. to aid in the solicitation of proxy materials. In addition to mailing these proxy materials, certain Directors, officers or employees of the Company may solicit proxies by telephone, facsimile, e-mail or personal contact. They will not be specifically compensated for doing so.

If you have any further questions about voting your shares or attending the Meeting, please call the Company’s Secretary, J. Daniel Stinnett, at 816-234-2350.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(a) Under applicable Securities and Exchange Commission Rules, beneficial ownership of shares includes shares as to which a person has or shares voting power and/or investment power.

As of December 31, 2006, the trust departments of the Company’s subsidiary banks beneficially owned 6,016,122 shares, representing 8.6% of the Company’s outstanding common stock as of that date. Of those shares the subsidiary banks had (i) sole voting power over 4,386,584 shares; (ii) shared voting power over 1,006,504 shares; (iii) sole investment power over 3,876,506 shares; and (iv) shared investment power over 1,667,155 shares. The Company has been advised by the subsidiary banks that the shares held by them and as to which they have sole voting power will be voted at the annual meeting for Proposals One and Two. Shares held in all other fiduciary accounts will be voted as specifically directed by the co-trustees and co-executors. Shares held in custodial accounts will be voted by the owners.

(b) The following information pertains to the common stock of the Company beneficially owned, directly or indirectly, by all directors and nominees for director, the executive officers named in the Summary Compensation Table, and by all directors, nominees and executive officers of the Company as a group as of December 31, 2006. This table also includes each person known to be the beneficial owner of 5% or more of the Company’s outstanding common stock. Such persons have sole voting and sole investment power as to such shares unless otherwise noted.

	Number of		Percent
Name and Address of Beneficial Owner	Shares		of Class

Kevin G. Barth	38,764		*
Leawood, Kansas	83,226	(2)
John R. Capps	7,024		*
St. Louis, Missouri
A. Bayard Clark	52,037		*
St. Louis, Missouri	138,502	(2)
W. Thomas Grant, II	4,186		*
Shawnee Mission, Kansas
James B. Hebenstreit	37,646		*
Shawnee Mission, Kansas	46,328	(6)
David W. Kemper	1,113,924
Ladue, Missouri	129,509	(1)
	381,442	(2)
	158,244	(3)
	986,654	(4)
	2,207,821	(5)	7.0
Jonathan M. Kemper	77,068
Kansas City, Missouri	457,382	(1)
	293,184	(2)
	158,244	(3)
	986,654	(4)
	1,037,173	(5)	4.2
Charles G. Kim	26,795
Chesterfield, Missouri	140,458	(2)
Seth M. Leadbeater	44,770		*
St. Louis, Missouri	97,691	(2)
Thomas A. McDonnell	14,821		*
Kansas City, Missouri
Terry O. Meek	33,666		*
Springfield, Missouri
Benjamin F. Rassieur, III	8,579		*
St. Louis, Missouri
Andrew C. Taylor	19,771		*
St. Louis, Missouri
Mary Ann Van Lokeren	11,023	(7)	*
St. Louis, Missouri
Kimberly G. Walker	0	(8)
St. Louis, Missouri
Robert H. West	20,068		*
Kansas City, Missouri
All directors, nominees and executive officers as a group (including those listed above)	7,275,242
	1,481,231	(2)	10.2

(1)	Shared voting power and investment power.

(2)	Shares which could be acquired within 60 days by exercise of options.

(3)	Owned by a corporation for which Messrs. David W. Kemper and Jonathan M. Kemper serve as directors. Messrs. David W. Kemper and Jonathan M. Kemper disclaim beneficial ownership as to such shares.

(4)	Mr. Jonathan M. Kemper has sole investment power, but shares voting power with Mr. David W. Kemper.

(5)	Shared voting power.

(6)	Owned by a corporation for which Mr. Hebenstreit serves as President. Mr. Hebenstreit disclaims beneficial ownership in these shares.

(7)	Ms. Van Lokeren resigned from the Board of Directors effective February 2, 2007.

(8)	Ms. Walker was elected by the Board of Directors on February 2, 2007.

*	Less than 1%.

PROPOSAL ONE

ELECTION OF THE 2010 CLASS OF DIRECTORS

Composition of the Board

The full Board consists of twelve Directors. The Board is divided into three classes consisting of four Directors per class. The Directors in each class serve a three-year term. The terms of each class expires at successive annual meetings so that the shareholders elect one class of Director at each annual meeting.

The election of four Directors to the 2010 Class will take place at the Meeting. At its meeting of February 2, 2007, the Board approved the recommendation of the Committee on Governance/Directors that four 2010 Class Directors be elected for a three-year term.

If elected, each of the four 2010 Class Director nominees will serve on the Board until the Annual Meeting in 2010, or until their successors are duly elected and qualified in accordance with the Company’s By-Laws. If any of the four nominees should become unable to accept election, the persons named on the proxy card as proxies may vote for other person(s) recommended by the Company’s Board of Directors. Management has no reason to believe that any of the four nominees for election named below will be unable to serve.

Your Board Recommends that Shareholders
Vote FOR All Four Nominees Listed Below

Nominees For Election to the 2010 Class of Directors:

Thomas A. McDonnell
Age:	61
Director Since:	April 2001
Committees:	Audit Committee and the Committee on Governance/Directors
Principal Occupation:	President and Chief Executive Officer of DST Systems, Inc.
Other Directorships:	DST Systems, Inc.; Blue Valley Ban Corp; Euronet Worldwide, Inc.; Garmin, LTD; Kansas City Southern; and Asurion Corporation
Benjamin F. Rassieur, III
Age:	52
Director Since:	August 1997
Committees:	Audit Committee
Principal Occupation:	President of Paulo Products Company
Other Directorships:	None

Andrew C. Taylor
Age:	59
Director Since:	February 1990
Committees:	Compensation and Human Resources Committee (Chairman); Committee on Governance/Directors; and Executive Committee
Principal Occupation:	Chairman and Chief Executive Officer of Enterprise Rent-A-Car (formerly Enterprise Leasing Co.)
Other Directorships:	Anheuser-Busch Companies
Robert H. West
Age:	68
Director Since:	October 1985
Committees:	Audit Committee (Chairman) — designated as the Committee’s financial expert; Committee on Governance/Directors; and Executive Committee
Principal Occupation:	Retired (July 1999) — Chairman of the Board of Butler Manufacturing Company
Other Directorships:	Great Plains Energy, Inc. and Burlington Northern Santa Fe Corporation

The following information is provided with respect to the directors who are continuing in office for the respective periods and until their successors are elected and qualified:

2009 Class of Directors
Jonathan M. Kemper
Age:	53
Director Since:	January 1997
Committees:	Executive Committee
Principal Occupation:	Vice Chairman of the Company and Vice Chairman of Commerce Bank, N.A., a subsidiary of the Company — Jonathan M. Kemper is the brother of David W. Kemper
Other Directorships:	Commerce Bank, N.A., a subsidiary of the Company; and Non-Executive Chairman of Tower Properties Company
Seth M. Leadbeater
Age:	56
Director Since:	April 2006
Committees:	None
Principal Occupation:	Vice Chairman of the Company (since 2004) — Executive Vice President of the Company (1998 to 2004); and Vice Chairman of Commerce Bank, N.A., a subsidiary of the Company
Other Directorships:	Commerce Bank, N.A., a subsidiary of the Company
Terry O. Meek
Age:	63
Director Since:	April 1989
Committees:	Compensation and Human Resources Committee
Principal Occupation:	President of Meek Lumber Yard, Inc.
Other Directorships:	None
Kimberly G. Walker
Age:	48
Director Since:	February 2007
Committees:	None
Principal Occupation:	Chief Investment Officer, Washington University Investment Management Company (November 2006 to present); Vice President of Qwest Communications International and President of Qwest Assets Management Co. (1998 — 2006 — formerly US West, prior to 2000 merger)
Other Directorships:	None

2008 Class of Directors
John R. Capps
Age:	56
Director Since:	January 2000
Committees:	Audit Committee
Principal Occupation:	President and Chief Executive Officer of Plaza Motor Company
Other Directorships:	Whitfield School, St. Louis Priory School, Muny Opera, St. Louis Art Museum, Contemporary Art Museum, Forest Park Forever, Sheldon Arts Foundation, Webster University, and St. Louis Children’s Hospital Foundation
W. Thomas Grant, II
Age:	56
Director Since:	June 1983
Committees:	Compensation and Human Resources Committee; and Committee on Governance/Directors
Principal Occupation:	Sr. Vice President of Quest Diagnostics, Inc. (since November 2005); formerly Chairman, President and Chief Executive Officer of LabOne, Inc. (October 1995 to November 2005)
Other Directorships:	None
James B. Hebenstreit
Age:	61
Director Since:	October 1987
Committees:	Audit Committee; Committee on Governance/Directors (Chairman); and Executive Committee
Principal Occupation:	President of Bartlett and Company
Other Directorships:	None
David W. Kemper
Age:	56
Director Since:	February 1982
Committees:	Executive Committee (Chairman)
Principal Occupation:	Chairman of the Board, President and Chief Executive Officer of the Company; and Chairman of the Board, President and Chief Executive Officer of Commerce Bank, N.A., a subsidiary of the Company — David W. Kemper is the brother of Jonathan M. Kemper
Other Directorships:	Commerce Bank, N.A., a subsidiary of the Company; Ralcorp Holdings, Inc. and Tower Properties Company; Advisory Director of Enterprise Rent-A-Car and Bunge North America

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board of Directors has adopted guidelines on significant corporate governance matters that; together with the Company’s Code of Ethics and other policies, creates the corporate governance standards for the Company. You may view the Guidelines on the Company’s website, www.Commercebank.com, and clicking first on “About Commerce” and then on “Investor Relations.” Under “Investor Relations” you will find the Guidelines, the Code of Ethics, the Code of Ethics for Senior Financial Officers, the Related Party Transaction Policy and the charters of the Audit Committee, Committee on Governance/Directors and the Compensation and Human Resources Committee.

Each Director and all executive officers are required to complete annually a Director and Executive Officer Questionnaire (“Questionnaire”). The information contained in the responses to the Questionnaire is used, in part, to determine director independence and identify material transactions with the Company in which a Director or executive officer may have a direct or indirect material interest.

Shareholder Communications

The Board has not adopted a formal policy for shareholder communications. However, the Company has a longstanding practice that shareholders may communicate to the Board or any individual director through the Secretary of the Company. The Secretary will forward all such communications to the Board or any individual director. The Secretary will not forward any communications that: (i) constitute commercial advertising of products; (ii) contain offensive language or material; (iii) are not legible or coherent; or (iv) are in the nature of customer complaints that can be handled by Company management.

Director Independence

In accordance with the rules of the NASDAQ Stock Market LLC (“NASDAQ”), the Board, on the recommendation of the Committee on Governance/Directors, determines the independence of each Director and nominee for election as a Director. The Committee on Governance/Directors applies the definition of “independent director” adopted by NASDAQ to information derived from responses to the Questionnaire and from research of the Company’s records provided by the General Counsel, Controller and Auditor of the Company. The Board, on the basis of the recommendation of the Committee on Governance/Directors, determined that the following non-employee Directors of the Company are independent:

(1) John R. Capps	(6) Benjamin F. Rassieur, III
(2) W. Thomas Grant II	(7) Andrew C. Taylor
(3) James B. Hebenstreit	(8) Mary Ann Van Lokeren*
(4) Thomas A. McDonnell	(9) Kimberly G. Walker**
(5) Terry O. Meek	(10) Robert H. West

*	Ms. Van Lokeren resigned from the Board of Directors effective February 2, 2007.

**	Ms. Walker was elected by the Board of Directors on February 2, 2007.

Based on the NASDAQ definition of “independent director,” the Board determined that David W. Kemper, Jonathan M. Kemper and Seth M. Leadbeater as employed executive officers of the Company are not independent.

Board Meetings

The Board held four scheduled meetings in 2006. In conjunction with scheduled meetings, the Board regularly meets in Executive Session without the presence of any non-independent employee directors. All Directors except W. Thomas Grant, II, Thomas A. McDonnell and Mary Ann Van Lokeren attended at least 75% of the Board and Committee meetings on which they served in 2006. It is the policy of the Company that Directors attend the annual meeting of shareholders. All the Directors attended the 2006 Annual Meeting of Shareholders on April 19, 2006.

Committees of the Board

The Board has four committees, three of which are standing committees and meet at least once per year. The Audit Committee, the Compensation and Human Resources Committee and the Committee on Governance/Directors are comprised solely of non-employee independent directors in accordance with NASDAQ listing standards. The charters for each committee are available online as noted above under Corporate Governance Guidelines. The charters are also available in print to any shareholder who makes a request of the Secretary of the Company. Pursuant to the Company’s By-Laws, the Board has established an Executive Committee to meet as necessary. The Executive Committee does not have a charter and consists of both non-employee independent directors and employee directors. The Executive Committee is comprised of the Chairman and Vice Chairman of the Board and the Chairmen of the Audit Committee, the Compensation and Human Resources Committee and the

Committee on Governance/Directors. The Executive Committee did not meet in 2006. The table below shows the current membership of the standing committees of the Board:

Compensation and
Audit	Human Resources	Governance/Directors

John R. Capps James B. Hebenstreit Thomas A. McDonnell Benjamin F. Rassieur, III Robert H. West*	W. Thomas Grant, II Terry O. Meek Andrew C. Taylor*	W. Thomas Grant, II James B. Hebenstreit* Thomas A. McDonnell Andrew C. Taylor Robert H. West

*	Committee Chairman

Audit Committee

The Audit Committee has five members and met four times in 2006. The Audit Committee is comprised solely of independent, non-employee directors. The Board has determined that Mr. West, Chairman of the Audit Committee, is a “Financial Expert” as required by the Securities and Exchange Commission. The charter of the Audit Committee may be found on the Company’s website, www.Commercebank.com, by clicking first on “About Commerce” and then on “Investor Relations.”

The Audit Committee’s responsibilities, discussed in detail in the charter, include:

•	Monitoring the accounting and financial reporting processes of the Company and the audits of its financial statements;

•	Monitoring the performance of the Company’s internal audit function and independent registered public accountants;

•	Providing oversight of the Company’s compliance with legal and regulatory requirements;

•	Appointing and replacing the Company’s independent registered public accountant, including approving compensation, overseeing work performed and resolving any disagreements with management; and

•	Pre-approving all auditing and permitted non-auditing services.

Complete information on the activity of the Audit Committee is provided in the Audit Committee Report on page 32.

Compensation and Human Resources Committee

The Compensation and Human Resources Committee met once in 2006. The Compensation and Human Resources Committee is comprised solely of independent, non-employee directors. The charter of the Compensation and Human Resources Committee may be found on the Company’s website, www.Commercebank.com, by clicking first on “About Commerce” and then on “Investor Relations.”

The Compensation and Human Resources Committee’s responsibilities, discussed in detail in the charter, include the following:

•	Establishing the Company’s general compensation philosophy and overseeing the development and implementation of executive and senior management compensation programs;

•	Reviewing and approving corporate goals and objectives relevant to the compensation of executives and senior management;

•	Reviewing the performance of executives and senior management;

•	Determining the appropriate compensation levels for executives and senior management; and

•	Making recommendations to the Board with respect to the Company’s incentive plans and equity-based plans.

The Compensation and Human Resources Committee’s processes for considering and determining executive compensation are described under the heading “Compensation and Human Resources Committee Processes” in the Compensation Discussion and Analysis.

Committee on Governance/Directors

The Committee on Governance/Directors met once in 2006. The Committee on Governance/Directors is comprised solely of independent, non-employee directors. The charter of the Committee on Governance/Directors may be found on the Company’s website, www.Commercebank.com, by clicking first on “About Commerce” and then on “Investor Relations”

The Committee on Governance/Directors’ responsibilities, discussed in detail in the charter, include the following:

•	Evaluating proposed candidates for directorship in the Company;

•	Evaluating Board performance;

•	Establishing the agenda for the annual meeting of shareholders;

•	Evaluating the quality of the information and analysis presented to the Board and standing committees;

•	Assessing the independence of directors; and

•	Evaluating the performance of the Company relative to corporate governance matters.

The Chairman of the Committee on Governance/Directors serves as the Lead Director of the Board and chairs the Board’s Executive Sessions.

With respect to its recommendations of prospective candidates to the Board, the Committee may establish the criteria for director service and will consider, among other things, the independence of the candidates under NASDAQ standards and such experience and moral character as to create value to the Board, the Company and its shareholders. With respect to incumbent candidates, the Committee will also consider meeting attendance, meeting participation and ownership of Company stock. The criteria and selection process are not standardized and may vary from time to time. Relevant experience in business, government, the financial industry, education and other areas are prime measures for any nominee. The Committee will consider individuals for Board membership that are proposed by shareholders in accordance with the provisions of the Company’s By-laws. A description of those provisions can be found under “Shareholder Proposals and Nominations” below. The Committee will consider individuals proposed by shareholders under the same criteria as all other individuals.

By the end of February of each year, the Committee meets and makes its recommendations to the Board of its proposed slate of directors for the class of directors to be elected at the next annual meeting; the date, time and place of the annual meeting; and the matters to be placed on the agenda for the annual meeting. At its meeting on January 26, 2007, the Committee on Governance/Directors determined its nominees for the Class of 2010.

Shareholder Proposals and Nominations

If a shareholder intends to present a proposal for consideration at the Company’s annual meeting to be held on April 16, 2008, the proposal must be in proper form pursuant to SEC Rule 14a-8 and must be received by the Secretary of the Company at its principal offices no later than November 16, 2007.

Shareholder nominations for directors and shareholder proposals that are not presented pursuant to SEC Rule 14a-8 must comply with the Company’s By-laws. In order to be considered, shareholders must provide timely notice to the Secretary. To be timely, the notices for the April 16, 2008 annual meeting must be received by the Secretary no later than February 16, 2008 nor before January 17, 2007. The notices must contain the name and record address of the shareholder, and the class or series and the number of shares of Company capital stock owned beneficially or of record by the shareholder.

The notice must also provide a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) or shareholder proposal is made; and a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the person or bring the business proposal before the meeting. The notice must also set forth as to each person the shareholder proposes to nominate for election as a director the name, age, business and residence address of the person; the principal occupation or employment of the person; the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person; and any other information relating to the person nominated or the nominating shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities and Exchange Act of 1934. Lastly, the notice must also be accompanied by a written consent of each proposed nominee to be named a nominee and to serve as a director if elected.

If the notice is for shareholder proposals, the notice must also set forth a brief description of the business to be brought before the meeting, and the reasons for conducting such business at the meeting, and any material interest of such shareholder in such business.

Transactions with Related Persons

The Board of Directors has adopted a Related Party Transaction Policy (“Policy”). The purpose of the Policy is to establish procedures for the identification and approval, if necessary, of transactions between the Company and any director, nominee for director, beneficial owner of more than 5% of the Company’s securities, executive officer or any person or entity deemed related to any of the foregoing (“Related Party”) that are material or not in the ordinary course of business.

The Policy may be found on the Company’s website, www.Commercebank.com, by clicking first on “About Commerce” and then on “Investor Relations.” The Policy is intended to identify all transactions with Related Parties where payments are made by the Company to or for the direct or indirect benefit of a Related Party. The procedures, discussed in detail in the Policy, include the following:

•	The collection and maintenance of a Related Party list derived from the records of the Company and the responses to an annual questionnaire completed by directors and executive officers;

•	The distribution of the list to the appropriate officers and employees of the Company so that transactions with Related Parties may be identified;

•	A quarterly comparison of the list to payments made by the Company;

•	Preparation and delivery of a report to the General Counsel of the Company for review, analysis and an initial determination of whether the transaction is material and falls within the Policy; and

•	Referral to the Company’s Disclosure Committee, which consists of the Company’s Chief Risk Officer, Controller, Auditor and General Counsel, of any transaction that may be considered material and require approval or ratification by the Board of Directors or Audit Committee or disclosure in a Proxy Statement.

The Policy provides guidance for determination of materiality. The amount of the transaction, the application of any exemption or exclusion, the provisions of the Company’s Code of Ethics, and general principles of corporate transparency may be considered. The Policy deems certain transactions exempt and pre-approved, including, compensation paid for service as a director or executive officer, transactions involving depositary or similar payment services, transactions that are the result of a competitive bidding process, and transactions arising solely from the ownership of the Company’s equity securities. The Policy provides further guidance to the Board or Audit Committee in regard to the approval or ratification of the transaction and prohibits the participation by a Related Party in the discussion, approval or ratification of a transaction.

Pursuant to the application of the Policy, it was determined that Messrs. David W. Kemper and Jonathan M. Kemper are directors of Tower Properties Company (“Tower”), and Mr. Jonathan M. Kemper is the non-compensated Chairman of the Board of Tower. Tower is primarily engaged in the business of owning, developing, leasing and managing real property. During 2006 and previous years, the Company and its affiliates occupied various facilities in downtown Kansas City that were owned by Tower. At December 31, 2006, all such premises had been sold by Tower, with the exception of several surface parking lots.

At December 31, 2006, Messrs. David W. Kemper and Jonathan M. Kemper together with members of their immediate families beneficially own approximately 76% of Tower. During 2006, the Company, or its subsidiaries, paid Tower $556,000 for rent on leased properties, $72,000 for leasing fees, $101,000 for operation of parking garages, $1,621,000 for building management fees, and $2,824,000 for other property construction and repair costs. Additionally, in 2006, the Company purchased two parking facilities in downtown Kansas City from Tower for an aggregate of $2,381,000. These parking facilities are adjacent to existing Company office buildings, and will be renovated and used for future parking expansion. The purchase price was based on an independent outside appraisal. The purchase transactions described above were approved, in advance, by either the Board of Directors or Audit Committee.

Various Related Parties have deposit accounts with the subsidiary banks of the Company, and some Related Parties also have other transactions with the subsidiary banks, including loans in the ordinary course of business, all of which were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16 of the Securities Exchange Act of 1934, the Company’s Directors and certain executive officers are required to report, within specified due dates, their initial ownership of the Company’s common stocks and all subsequent acquisitions, dispositions or other transfers of interest in such securities, if and to the extent reportable events occur which require reporting by such due dates. The Company is required to identify in its proxy statement whether it has knowledge that any person required to file such a report may have failed to do so in a timely manner. Based on Company review, all of the Company’s directors and all executive officers subject to the reporting requirements satisfied such requirements in full, except for the following delinquencies: for Robert J. Rauscher, a delinquent Form 4 was filed to report the acquisition of stock through a cash dividend inadvertently invested in his brokerage account; and for Michael J. Petrie, a delinquent Form 4 was filed to report the sale of stock.

Director Compensation

An employee of the Company or a subsidiary of the Company receives no additional compensation for serving as a director. Non-employee directors of the Company are required to participate in the Stock Purchase Plan for Non-Employee Directors (the “Director Plan”). Under the Director Plan, all compensation payable to a non-employee director is credited to an account in the name of such director as earned and the Company contributes to the account of such director an additional amount equal to 25% of the compensation credited to the director’s account. As of the last business day of each month, the cash balance payable to a director is credited to the director’s account and converted to whole shares of common stock of the Company based on the last sale price of the Company’s common stock as reported by the National Market System of NASDAQ on such date, or if no sale price is reported on such date, the next preceding day for which a sale price is reported. Any balance remaining in a participant’s account is carried forward for investment in the next month.

As soon as practicable after the end of each year, the Company issues each non-employee director a certificate for the number of shares of Company common stock credited to the director’s account and any cash balance in the account is carried forward for investment in the next year. If a director dies or ceases to be a non-employee director during the year, the Company will distribute to the director (or his or her beneficiary), as soon as reasonably practicable, a certificate for the number of shares of Company common stock credited to the director’s account, along with any cash credited to the account. A participant in the Director Plan has no right to vote or receive dividends or any other rights as a shareholder with respect to shares credited to the participant’s account until a certificate for such shares is issued.

Each non-employee director of the Company is paid the following amounts (each adjusted to include the additional 25% contribution by the Company): an annual retainer of $15,000 (paid on a quarterly basis); a fee of $3,000 for attendance (in person or by phone) at each meeting of the Board of Directors; a fee of $750 for attendance (in person or by phone) at each meeting of a committee of which the director is a member; and an annual fee of $5,000 for service as a committee chair. Changes to directors’ compensation is initiated by our chief executive officer (“CEO”) and presented to the Committee on Governance/Directors. The Chairman of the Committee on Governance/Directors then presents any changes to the full Board of Directors for its approval.

Compensation earned during 2006 by the non-employee directors of the Company for their service as directors is listed in the table below.

Director Compensation

					Change in
					Pension
	Fees Earned			Non-Equity	Value and
	or Paid in	Stock	Option	Incentive Plan	NQDC	All Other
	Cash (1)	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)

John R. Capps	$26,250	$—	$—	$—	$—	$—	$26,250
W. Thomas Grant, II	$24,000	$—	$—	$—	$—	$—	$24,000
James B. Hebenstreit	$32,000	$—	$—	$—	$—	$—	$32,000
Thomas A. McDonnell	$25,500	$—	$—	$—	$—	$—	$25,500
Terry O. Meek	$27,750	$—	$—	$—	$—	$—	$27,750
Benjamin F. Rassieur, III	$30,000	$—	$—	$—	$—	$—	$30,000
Andrew C. Taylor	$33,500	$—	$—	$—	$—	$—	$33,500
Mary Ann Van Lokeren	$18,750	$—	$—	$—	$—	$—	$18,750
Robert H. West	$35,750	$—	$—	$—	$—	$—	$35,750

(1)	Fees earned were credited to the Director Plan and converted to shares of the Company’s common stock during 2006. In January 2007, the non-employee directors received a certificate for the following number of shares: Mr. Capps — 542 shares; Mr. Grant — 496 shares; Mr. Hebenstreit — 658 shares; Mr. McDonnell — 526 shares; Mr. Meek — 572 shares; Mr. Rassieur — 619 shares; Mr. Taylor — 691 shares; Ms. Van Lokeren — 386 shares; and Mr. West — 738 shares.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This section provides information regarding the compensation programs for our CEO, chief financial officer (“CFO”), and four other most highly compensated executives (collectively, our “NEOs”), including the overall objectives of our compensation program and what it is designed to reward, each element of compensation that we provide, and an explanation of the reasons for the compensation decisions we have made regarding these individuals. Our NEOs for 2006 were as follows:

Name	Title

David W. Kemper A. Bayard Clark Jonathan M. Kemper Seth M. Leadbeater Kevin G. Barth Charles G. Kim	Chairman, President and CEO Executive Vice President and CFO Vice Chairman Vice Chairman Executive Vice President Executive Vice President

Objectives of Our Compensation Program

The Company’s compensation program has the following objectives:

•	Provide total compensation that is competitive with bank holding companies in geographic proximity, comparable asset size, and considered a direct competitor in order to attract and retain top performers;

•	Align the interests of our executive officers with the long-term interests of our shareholders;

•	Provide reward systems that are credible and consistent with our core values; and

•	Reward individuals for results rather than on the basis of seniority, tenure, or other entitlement.

Compensation and Human Resources Committee Processes

The Compensation and Human Resources Committee (the “Committee”) is responsible for establishing the Company’s compensation philosophy and ensuring that the objectives of the Company’s compensation program are satisfied.

Benchmarks

For all NEOs, the Committee reviewed compensation data from the Towers Perrin Commercial Banks Survey (the “Towers Perrin Survey”). Each NEO was individually compared to descriptions in the Towers Perrin Survey in order to best match overall compensation levels of our NEOs with comparable executive officer positions for the companies included in the Towers Perrin Survey. To further account for variations in the size of the companies included in the Towers Perrin Survey, we had Towers Perrin perform a regression analysis to determine size-adjusted compensation for an entity with total assets comparable to ours. The Committee did not use any other outside compensation consultants in determining or recommending any amount or form of compensation for our NEO’s.

In addition to considering the Towers Perrin Survey to establish compensation for our CEO for 2006, the Committee considered publicly available compensation data from a comparison group of nine publicly traded financial services companies (the “Comparison Group”) approved by the Committee with total assets that are comparable to the Company. Those companies were:

•	Associated Banc-Corp

•	Colonial BancGroup, Inc.

•	Compass Bancshares, Inc.

•	Cullin/Frost Bankers, Inc.

•	FirstMerit Corp.

•	Huntington Bancshares, Inc.

•	Mercantile Bankshares, Corp.

•	Sky Financial Group Inc.

•	UMB Financial Corp.

References in this compensation discussion and analysis to the “Benchmarks” refer to the Towers Perrin Survey and the Comparison Group to the extent the “Benchmarks” relate to our CEO, and refer to only the Towers Perrin Survey to the extent the “Benchmarks” relate to our other NEOs.

Performance Reviews

Each of our executive officers performs an annual self-evaluation of previous year performance and goals for the upcoming year. Our CEO conducts performance evaluations of each of our other executive officers, presents the evaluations to the Committee, and makes recommendations to the Committee as to their compensation. The Committee conducts an annual performance evaluation of our CEO and evaluates the recommendations of our CEO as to other executive officers. The performance review of our CEO is based on the financial performance of the Company, the increase in the franchise value of the Company, growth in the human capital of the organization, the continued reinvestment and improvement of the Company’s product offerings, and the Company’s overall management of risk. The Committee discusses the CEO evaluation without our CEO being present and a Committee member presents the Committee’s recommendations for executive officer compensation to the full Board of Directors.

Setting Compensation

Based on the performance evaluations, an analysis of the Benchmarks, and a review of the Company’s goals and objectives, the Committee approves, and submits to the Board of Directors for approval, base salary (effective April 1), annual incentive compensation targets and amounts, and long-term equity awards for our executive officers for the current year, as well as incentive compensation earned for the prior year. The Committee’s approval generally occurs during January and the Committee makes its presentation to the Board of Directors at the next regularly scheduled meeting, which generally occurs in late January or early February. All equity awards are granted on the date the Board approves the awards using the fair market value of the Company’s stock at the close of that business day.

The timing of compensation decisions is driven by a variety of tax considerations. In order to satisfy the deductibility requirements under Section 162(m) of the Internal Revenue Code, performance objectives must be established in the first 90 days of the performance period. For annual incentive awards, this means performance objectives must be established no later than the end of March. In addition, in order to avoid being considered deferred compensation under Section 409A of the Internal Revenue Code and to be deductible for the prior tax year, our annual incentive awards with respect to the prior year must be paid out by March 15.

There is no policy for the allocation between cash and non-cash or annual and long-term compensation. Instead, the Committee determines the allocation of each component of compensation based on the role of each executive officer in the Company, performance evaluations, the Benchmarks, and knowledge of our local markets. Generally, the percentage of compensation consisting of the annual cash incentive and long-term equity awards increases as the responsibilities of the executive officer and the executive officer’s ability to affect Company performance increase. These compensation elements for our CEO for 2006 were allocated as follows: 28.8% base salary, 19.5% annual cash incentive, and 51.7% long-term equity awards. On average, these compensation elements for our other NEOs for 2006 were allocated as follows: 40.3% base salary, 17.2% annual cash incentive, and 42.5% long-term equity awards. For purposes of the above calculations, the long-term equity awards were valued based on their grant date fair value. Other benefits, including Company allocations and contributions to benefit plans and perquisites, while not considered in determining these allocations, are provided to our executive officers in order to offer a total compensation package that is competitive in the marketplace.

The amount of salary, annual cash incentive and long-term equity awards is considered individually and in combination so that the total of such compensation is targeted at approximately the 50th percentile of the applicable Benchmarks. Realized and unrealized equity compensation gains and vesting of prior equity grants are not considered by the Committee when establishing compensation. The factors used to determine base salary, annual cash incentives, and long-term equity awards are discussed in more detail under the heading “Elements of Compensation” below. The Committee used tally sheets to set compensation for our executive officers for 2007.

If our financial statements were to be restated or adjusted in a manner that would have reduced the size of a prior incentive award, the Committee will consider that information when determining future compensation.

Elements of Compensation

Base Salary

Base salary is a guaranteed element of annual compensation on which our executive officers may rely, regardless of performance. Base salary reflects the external market value of a particular position based on the experiences and qualifications that an individual brings to the position. Base salary levels for our NEOs were reviewed against the Benchmarks to determine whether salary levels are appropriate. Factors included in the comparison of base salaries of our NEOs to those in the Benchmarks included the relative size of companies, financial performance (both currently and over a period of time), and the experience and responsibility of the individuals. The Committee does not assign a weight to any particular factor.

Annual Cash Incentive Compensation

In furtherance of the Company’s pay for performance philosophy, the Company’s Executive Incentive Compensation Plan (“EICP”) is a short-term cash incentive plan to reward our executive officers for the achievement of Company annual performance goals. In awarding annual cash incentives, the factors considered by the Committee are the Company’s financial performance (the “Company Performance Factor”) compared to the annual target for the following categories — earnings per share (“EPS”), revenue growth, and pre-tax net income growth.

Our NEOs are eligible to receive an annual cash incentive equal to a percentage of their base salary. The target annual cash incentives as percentages of base salary for our NEOs in 2006 were as follows:

Name	Target Percentage

David W. Kemper	80%
A. Bayard Clark	45%
Jonathan M. Kemper	55%
Seth M. Leadbeater	50%
Kevin G. Barth	50%
Charles G. Kim	50%

In determining the amount of annual cash incentives to be paid in 2007 for 2006 performance, the Committee weighted the components of the Company Performance Factor as follows:

•	80% based on actual EPS vs. target

•	10% based on actual revenue growth vs. target

•	10% based on actual pre-tax net income growth vs. target

For every 1% above/below target for a particular component of the Company Performance Factor, the eligible incentive tied to the factor increases/decreases by 5%.

For purposes of the EICP:

•	EPS means the earnings per share (on a fully diluted basis) of the Company’s common stock;

•	Revenue growth means the percentage increase from year to year of the Company’s net interest income and non-interest income (excluding securities gains); and

•	Pre-tax net income growth means the percentage increase from year to year of the Company’s pre-tax net income (excluding securities gains).

The weighting of the components of the Company Performance Factor used to determine annual cash incentive compensation earned in 2005 and paid in 2006 was 90% based on actual EPS versus our targeted EPS and 10% based on actual efficiency ratio versus our targeted efficiency ratio (this is a measure of expense management). The Committee changed the weighting of the Company Performance Factor for 2006 to emphasize revenue and profit growth rather than expense control factors.

Generally, the Committee sets targets for each component of the Company Performance Factor based on the Company’s budget and expectations for the upcoming year. Over the past five years the Company has not achieved performance at levels to allow executive officers to receive their target annual incentive. The payout percentage for annual cash incentive compensation for those years has ranged between 75% and 99.5% of target.

For example: Assume for 2006 that an NEO’s base salary was $200,000; target annual cash incentive percentage was 50%; actual EPS was 2% below target; actual revenue growth was three percentage points below target; and actual pre-tax net income growth was one percentage point below target. After applying the five-for-one formula described above to these assumptions in comparing actual performance as a percentage of targets, the Company achieved 90% of its EPS target, 85% of the revenue growth target and 95% of its pre-tax net income target, resulting in a Company Performance Factor of 90%. Therefore, the annual incentive compensation for the officer would be:

$100,000 * [(80% * 90%) + (10% * 85%) + (10% * 95%)] = $90,000

Once the annual cash incentives are determined pursuant to the formula above, our CEO has a discretionary adjustment factor of plus or minus 20% for all other NEOs. The Committee has this same adjustment discretion for our CEO. This adjustment factor is used when deemed appropriate based on the satisfaction of individual annual goals and objectives as set forth in the annual evaluation for our executive officers. For 2006, there were no discretionary adjustments made to the annual cash incentive awards for our NEOs.

For 2006, the annual cash incentive awards for Messrs. D. Kemper, Clark, J. Kemper, Leadbeater, Barth, and Kim were approximately 68%, 38%, 46%, 42%, 42% and 42% of base salary, respectively.

Long-Term Equity Awards

Stock option and restricted stock grants have historically been awarded to provide our executive officers with long-term equity awards for profitable growth, to more closely align their interests with the interests of our shareholders, and for retention purposes. The 2005 Equity Incentive Plan, which was approved at the 2005 Annual Meeting of Shareholders, provides for the issuance of equity-based awards, including stock options, stock appreciation rights (“SARs”), restricted stock and restricted stock units, and performance shares and performance units. Commencing in 2006, the Company began issuing SARs in lieu of non-qualified stock options. SARs are granted at fair market value on the grant date, vest ratably over four years beginning one year after the grant date, and provide that upon exercise, appreciation in these units is converted into Company common stock. The Company made this change because SARs offer comparable incentives to employees and are valued the same as non-qualified stock options for expense purposes, but SARs permit the Company to issue fewer shares upon exercise and, therefore, reduce dilution to shareholders. The Company’s stock ownership guidelines are a factor considered when allocating long-term equity awards between SARs and restricted stock.

In determining the level of SARs to be awarded to the NEOs in 2006, the Committee considered the restricted stock awards for each NEO, so that the aggregate value of the SARS and restricted stock equal a targeted percentage of each NEO’s base salary consistent with the applicable Benchmarks. The Committee also considered stock option/SAR grant practices of the Benchmarks, the level of FAS 123R expense that the Company will incur, and expected long-term Company performance and individual contributions over time.

The second component of our long-term equity awards for our executive officers is an annual award of restricted stock, the value of which is determined by a formula. Each NEO was awarded restricted stock during 2006 with a value equal to 35% of the average annual cash incentive target for the officer for the three prior years, multiplied by the average Company Performance Factor for the three prior years. The restricted stock awards vest at the end of five years. However, holders of restricted stock will receive cash and stock dividends declared by the Company prior to the vesting date.

For example: If the Company Performance Factor for 2005, 2004 and 2003 was 95%, 90% and 100%, respectively, the three-year average Company Performance Factor would be 95%. If the NEO has a three-year average annual cash incentive target of $100,000, the officer would receive restricted stock in 2006 equal to $33,250 ($100,000 * 35% * 95% = $33,250).

Once the annual awards of restricted stock are determined pursuant to the formula above, our CEO has a discretionary adjustment factor of plus or minus 20% for all other NEOs. The Committee has this same adjustment discretion for our CEO. The same factors considered to adjust annual cash incentives are used for purposes of determining whether to adjust restricted stock awards. For 2006, there were no discretionary adjustments made to restricted stock awards.

Other Benefits

Restated Retirement Plan

The Company maintains the Commerce Bancshares Restated Retirement Plan (the “Retirement Plan”). The Retirement Plan provides benefits based upon earnings, age and years of participation. Our NEOs were participants in the Retirement Plan during 2006. See “Executive Compensation — Pension Benefits Narrative” of this Proxy Statement for a description of the Retirement Plan and our NEOs’ benefits under the plan.

Executive Retirement Plan

Effective January 1, 1995, the Company maintains the Commerce Executive Retirement Plan (“CERP”), a non-qualified plan established to provide benefits to a select group of executives on compensation in excess of the allowable amount under the Company’s pension and 401(k) plans. See “Executive Compensation — Pension Benefits Narrative” of this Proxy Statement for a description of the CERP.

The Pre-2005 Benefit is paid in the same form as payments are made from the Retirement Plan and shall commence within one year following commencement of distributions from the Retirement Plan. This may be amended after the regulations under Internal Revenue Code Section 409A are finalized. The Post-2004 Benefit is payable as a lump sum within one year following commencement of distributions from the Retirement Plan. This may be amended after the regulations under Internal Revenue Code Section 409A are finalized.

The CERP is intended to be a part of participating executive officers’ total compensation. The CERP also provides equitable treatment to participants because it provides retirement benefits which are, as a percentage of total compensation, commensurate with the benefits provided to other employees of the Company.

Deferred Compensation

Our NEOs are eligible to participate in a non-qualified deferred compensation plan that is a part of the EICP. The EICP allows the officers to contribute a percentage of their annual cash incentive award under this plan and, therefore, defer income tax on these amounts. See “Executive Compensation — Nonqualified Deferred Compensation Narrative” of this Proxy Statement for a description of the deferred compensation plan. This benefit is not considered by the Committee in setting other compensation for our NEOs.

Perquisites

Our NEOs are eligible for personal use of the Company airplane (in accordance with our corporate airplane policy) and long-term care insurance, the premiums for which are paid by the Company. Our NEOs are also reimbursed for club dues as necessary for business purposes. All employees, including the NEOs, are covered under our health and welfare plans and the Company pays the premiums for basic coverage life and long-term disability and subsidizes the cost of other coverages. The value of all perquisites is determined and included as additional compensation to the NEOs without any gross up to compensate for accompanying taxes. Our use of perquisites as an element of compensation is limited and is largely based on our historical practices and policies. We do not view perquisites as a significant element of our comprehensive compensation structure, but do believe that they can be used in conjunction with base salary to attract, motivate and retain individuals in a competitive environment.

Severance Agreements

We have entered into severance agreements with each of our NEOs. These agreements provide payments or benefits following the occurrence of both a change in control and a qualifying termination. The Committee believes these agreements serve the best interests of the Company and its shareholders by ensuring that, if a change in control were ever under consideration, the NEOs would be able to advise the Board of Directors dispassionately about the potential transaction and implement the decision of the Board without being unduly influenced by personal concerns such as the economic consequences of possibly losing their jobs following a change in control. These agreements also provide an incentive for our NEOs not to seek other employment due to concern over losing their positions if a change in control were ever under consideration. Additional information regarding these severance agreements is found under the heading “Employment Agreements and Elements of Post-Termination Compensation” of this Proxy Statement.

Stock Ownership Guidelines

In order to continue to be eligible to receive long-term equity awards, our executive officers must meet stock ownership requirements as follows:

• Chairman	6 times base salary
• Vice Chairman	4 times base salary
• Executive Vice President	2 times base salary

Generally, an executive officer must achieve the applicable targeted ownership level within three years of being named an executive officer. As of December 31, 2006, each NEO exceeded his required share ownership level. Stock that will be considered in order to meet ownership guidelines includes all shares with respect to which the executive officer has direct or indirect ownership or control, including restricted stock (regardless of whether vested), and shares held in the executive officer’s 401(k) plan account, but does not include unexercised stock options or SARs.

Impact of Accounting and Tax Treatment

Section 162(m) of the Internal Revenue Code limits our ability to deduct annual compensation in excess of $1 million paid to our NEOs. This limitation generally does not apply to compensation based on performance goals if certain requirements are met. It is the Committee’s position that in administering the “performance-based” portion of the Company’s executive compensation program, it will attempt to satisfy the requirements for deductibility under Section 162(m). However, the Committee believes that it needs to retain the flexibility to exercise its judgment in assessing an executive’s performance and that the total compensation system for executives should be managed in accordance with the objectives outlined in this discussion and in the overall best interests of the Company’s shareholders. Should the requirements for deductibility under Section 162(m) conflict with our executive compensation philosophy and objectives or with what the Committee believes to be in the best interests of the shareholders, the Committee may authorize compensation which is not fully deductible for any given year.

The Company adopted FAS 123 in 2003 and has been expensing equity-based awards since that time. In 2006, the Company also adopted provisions of FAS 123R when this new standard became effective. The changes in the accounting for these kinds of equity awards did not have a material impact on the financial statements of the Company.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

The Compensation and Human Resources Committee reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on such review and discussion, the Compensation and Human Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the Securities and Exchange Commission.

Submitted by the Compensation and Human Resources Committee of Commerce Bancshares, Inc. Board of Directors.

Andrew C. Taylor, Chairman
W. Thomas Grant, II
Terry O. Meek

EXECUTIVE COMPENSATION

The following table summarizes the total compensation paid or earned by each of our NEOs for the fiscal year ended December 31, 2006.

Summary Compensation Table

							Change
						Non-	in
						Equity	Pension
						Incentive	Value
						Plan	and	All Other
				Stock	Option	Compen-	NQDC	Compen-
		Salary	Bonus	Awards	Awards	sation	Earnings	sation	Total
Name & Principal Position	Year	($)	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)

David W. Kemper, CEO	2006	$778,151	$—	$165,551	$832,894	$527,000	$157,822	$122,910	$2,584,328
A. Bayard Clark, CFO	2006	$245,825	$—	$30,785	$137,631	$93,000	$61,354	$30,236	$598,831
Jonathan M. Kemper,	2006	$404,532	$—	$58,372	$352,767	$188,000	$56,177	$51,980	$1,111,828
Vice Chairman
Seth M. Leadbeater,	2006	$317,875	$—	$70,895	$175,942	$134,000	$28,190	$51,659	$778,561
Vice Chairman
Kevin G. Barth,	2006	$292,500	$—	$64,392	$146,534	$124,000	$11,602	$42,141	$681,169
Executive Vice President
Charles G. Kim,	2006	$292,500	$—	$64,636	$146,974	$124,000	$11,709	$40,051	$679,870
Executive Vice President

(1)	Amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) (excluding any impact of assumed forfeitures), of restricted stock granted pursuant to equity compensation plans in effect during 2006 and prior years. The value of a stock award is calculated by multiplying the number of shares granted and the closing market price of our common stock on the grant date.

(2)	Amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) (excluding any impact of assumed forfeitures), of SARs and stock options granted pursuant to equity compensation plans in effect during 2006 and prior years. Assumptions used in calculating the value of SARs and stock option awards are discussed in Note 11 to the consolidated financial statements in our 2006 Annual Report on Form 10-K.

(3)	Amounts reflect the cash incentive awards earned in 2006 and paid in 2007 under the EICP, which is discussed in further detail under the heading “Annual Cash Incentive Compensation” in the Compensation Discussion and Analysis. Of these awards, Messrs. Clark, J. Kemper, and Barth deferred receipt of $93,000, $188,000, and $50,000, respectively.

(4)	Amounts reflect the actuarial increase in the present value of benefits under all pension plans established by the Company determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. See “Pension Benefits Narrative” for further information regarding the Company’s pension plans.

(5)	All Other Compensation is comprised of the following amounts:

					Cash
		Premiums for			Dividends
		Group Term	CERP		Paid on Stock	Total
	401(k)	Life	Contribution	Perquisites	Awards	All Other
Name	Match	Insurance	Credits	(a)	(b)	Compensation

David W. Kemper	$15,000	$2,322	$80,319	$5,761	$19,508	$122,910
A. Bayard Clark	$15,000	$2,525	$8,948	$127	$3,636	$30,236
Jonathan M. Kemper	$15,000	$1,242	$27,501	$1,368	$6,869	$51,980
Seth M. Leadbeater	$15,000	$2,205	$17,927	$6,317	$10,210	$51,659
Kevin G. Barth	$15,000	$700	$15,718	$950	$9,773	$42,141
Charles G. Kim	$15,000	$701	$14,525	$58	$9,767	$40,051

(a)	Perquisites include personal use of the Company airplane, personal use related to club dues and long-term care insurance premiums paid by the Company. We calculated the incremental cost of personal airplane usage based on the cost of fuel, landing fees, trip-related hanger costs, and incremental crew expenses. We also include other airplane-related expenses incurred or accrued pro-rata based on actual number of miles flown because we believe, on average, it fairly approximates our incremental costs of individual trips. For 2006, those amounts for personal airplane usage, club dues and long-term care insurance premiums, respectively, were as follows: David Kemper — $3,615;, $2,050, and $96; Bayard Clark — $0, $0;, and $127; Jonathan Kemper — $1,284;, $0, and $84; Seth Leadbeater — $0, $6,221, and $96; Kevin Barth — $0; $888 and $62; and Charles Kim — $0, $0, and $58.

(b)	Amounts reflect cash dividends paid on unvested restricted stock in 2006.

Grants of Plan-Based Awards in 2006*

		Estimated Possible			Estimated Future			All Other Stock	All Other Option		Grant Date
		Payouts Under			Payouts Under			Awards:	Awards:	Exercise	Fair Value
		Non-Equity Incentive			Equity Incentive Plan			Number of	Number of	or Base	of Stock
		Plan Awards (1)			Awards			Shares of	Securities	Price of	and
		Thres-		Maxi-	Thres-		Maxi-	Stock or	Underlying	Option	Option
	Grant	hold	Target	mum	hold	Target	mum	Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)(2)	(#)(3)	($/Sh)	($)

David W. Kemper	2/17/2006							3,916			$193,774
	2/17/2006								89,250	$49.48	$1,201,288
			$622,521
A. Bayard Clark	2/17/2006							694			$34,339
	2/17/2006								14,700	$49.48	$197,859
			$110,621
Jonathan M. Kemper	2/17/2006							1,395			$69,042
	2/17/2006								37,800	$49.48	$508,781
			$222,493
Seth M. Leadbeater	2/17/2006							1,034			$51,171
	2/17/2006								18,900	$49.48	$254,390
			$158,938
Kevin G. Barth	2/17/2006							1,020			$50,495
	2/17/2006								15,750	$49.48	$211,992
			$146,250
Charles G. Kim	2/17/2006							918			$45,456
	2/17/2006								15,750	$49.48	$211,992
			$146,250

(1)	Represents the target amount payable under the EICP for 2006 performance. There was no threshold or maximum amount payable under the EICP if actual performance was less than or greater than target. For a description of the EICP, see “Annual Cash Incentive Compensation” in the Compensation Discussion and Analysis. The actual amount earned is reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)	Represents restricted stock granted under the 2005 Equity Incentive Plan, as described under “Long-Term Equity Awards” in the Compensation Discussion and Analysis.

(3)	Represents SARs granted under the 2005 Equity Incentive Plan, as described under “Long-Term Equity Awards” in the Compensation Discussion and Analysis.

*	All share and per share amounts in this table have been restated for the 5% stock dividend distributed in 2006.

Outstanding Equity Awards at Fiscal Year-End*

	Option Awards					Stock Awards
										Equity
									Equity	Incentive
									Incentive	Plan
									Plan	Awards:
									Awards:	Market
			Equity						Number	or Payout
			Incentive						of	Value of
			Plan						Unearned	Unearned
	Number of	Number of	Awards:					Market	Shares,	Shares,
	Securities	Securities	Number of					Value of	Units or	Units or
	Underlying	Underlying	Securities			Number of		Shares or	Other	Other
	Unexercised	Unexercised	Underlying			Shares of		Units of	Rights	Rights
	Options	Options	Unexercised	Option		Units of Stock		Stock That	That	That
	(Number	(Number	Unearned	Exercise	Option	That have Not		Have Not	Have Not	Have Not
	Exercisable)	Unexercisable)	Options	Price	Expiration	Vested		Vested	Vested	Vested
Name	(#)(1)	(#)(1)	(#)	($)	Date	(#)		($)	(#)	($)

David W. Kemper	3,252			$28.90	2/5/2008
	108,481			$33.22	3/7/2012
	103,316			$30.62	3/6/2013
	73,797	24,600		$43.10	3/5/2014
	46,856	46,856		$42.78	1/28/2015
		89,250		$49.48	2/17/2016
						20,901	(2)	$1,011,817
A. Bayard Clark	3,252			$28.90	2/5/2008
	14,189			$28.90	2/5/2008
	18,465			$25.89	2/1/2009
	19,696			$21.54	2/4/2010
	18,759			$29.52	3/6/2011
	18,505			$33.22	3/7/2012
	18,231			$30.62	3/6/2013
	12,154	4,052		$43.10	3/5/2014
	7,717	7,718		$42.78	1/28/2015
		14,700		$49.48	2/17/2016
						3,896	(3)	$188,605
Jonathan M. Kemper	6,056			$19.17	2/5/2007
	3,252			$28.90	2/5/2008
	39,886			$25.89	2/1/2009
	42,211			$21.54	2/4/2010
	42,882			$29.52	3/6/2011
	44,668			$33.22	3/7/2012
	43,757			$30.62	3/6/2013
	31,255	10,419		$43.10	3/5/2014
	19,844	19,846		$42.78	1/28/2015
		37,800		$49.48	2/17/2016
						7,359	(4)	$356,249
Seth M. Leadbeater	20,099			$29.52	3/6/2011
	21,695			$33.22	3/7/2012
	20,662			$30.62	3/6/2013
	15,627	5,210		$43.10	3/5/2014
	9,922	9,923		$42.78	1/28/2015
		18,900		$49.48	2/17/2016
						10,939	(5)	$529,557
Kevin G. Barth	3,848			$28.90	2/5/2008
	4,288			$28.90	2/5/2008
	13,399			$29.52	3/6/2011
	15,314			$33.22	3/7/2012
	17,016			$30.62	3/6/2013
	13,022	4,341		$43.10	3/5/2014
	8,268	8,269		$42.78	1/28/2015
		15,750		$49.48	2/17/2016
						10,471	(6)	$506,901

	Option Awards					Stock Awards
										Equity
									Equity	Incentive
									Incentive	Plan
									Plan	Awards:
									Awards:	Market
			Equity						Number	or Payout
			Incentive						of	Value of
			Plan						Unearned	Unearned
	Number of	Number of	Awards:					Market	Shares,	Shares,
	Securities	Securities	Number of					Value of	Units or	Units or
	Underlying	Underlying	Securities			Number of		Shares or	Other	Other
	Unexercised	Unexercised	Underlying			Shares of		Units of	Rights	Rights
	Options	Options	Unexercised	Option		Units of Stock		Stock That	That	That
	(Number	(Number	Unearned	Exercise	Option	That have Not		Have Not	Have Not	Have Not
	Exercisable)	Unexercisable)	Options	Price	Expiration	Vested		Vested	Vested	Vested
Name	(#)(1)	(#)(1)	(#)	($)	Date	(#)		($)	(#)	($)

Charles G. Kim	3,252			$28.90	2/5/2008
	14,189			$28.90	2/5/2008
	18,465			$25.90	2/1/2009
	19,696			$21.54	2/4/2010
	18,759			$29.52	3/6/2011
	18,505			$33.22	3/7/2012
	18,231			$30.62	3/6/2013
	13,022	4,341		$43.10	3/5/2014
	8,268	8,269		$42.78	1/28/2015
		15,750		$49.48	2/17/2016
						10,464	(7)	$506,562

(1)	Except for the SARs granted on February 17, 2006 with an expiration date of February 17, 2016, all amounts represent incentive stock options and non-qualified stock options. All substantive terms of the stock options are identical — four equal vesting periods with 25% exercisable at date of grant and an additional 25% exercisable on each anniversary date thereof. SARs vest ratably over a four-year period beginning one year after the grant date.

(2)	Represents restricted stock granted under equity compensation plans, which vests as to 3,479 shares on March 6, 2007, 5,188 shares on March 5, 2008, 3,850 shares on March 4, 2009, 4,468 shares on January 27, 2010, and 3,916 shares on February 16, 2011.

(3)	Represents restricted stock granted under equity compensation plans, which vests as to 666 shares on March 6, 2007, 1,003 shares on March 5, 2008, 733 shares on March 4, 2009, 800 shares on January 27, 2010, and 694 shares on February 16, 2011.

(4)	Represents restricted stock granted under equity compensation plans, which vests as to 1,218 shares on March 6, 2007, 1,813 shares on March 5, 2008, 1,333 shares on March 4, 2009, 1,600 shares on January 27, 2010, and 1,395 shares on February 16, 2011.

(5)	Represents restricted stock granted under equity compensation plans, which vests as to 910 shares on March 6, 2007, 1,367 shares on March 5, 2008, 999 shares on March 4, 2009, 1,119 shares on January 27, 2010, 1,034 shares on February 16, 2011, 1,837 shares on December 28, 2012, 1,837 shares on December 28, 2013, and 1,836 shares on December 28, 2014.

(6)	Represents restricted stock granted under equity compensation plans, which vests as to 754 shares on March 6, 2007, 1,134 shares on March 5, 2008, 821 shares on March 4, 2009, 959 shares on January 27, 2010, 1,020 shares on February 16, 2011, 1,928 shares on November 1, 2012, 1,928 shares on November 1, 2013, and 1,927 shares on November 1, 2014.

(7)	Represents restricted stock granted under equity compensation plans, which vests as to 757 shares on March 6, 2007, 1,126 shares on March 5, 2008, 833 shares on March 4, 2009, 1,047 shares on January 27, 2010, 918 shares on February 16, 2011, 1,928 shares on November 1, 2012, 1,928 shares on November 1, 2013, and 1,927 shares on November 1, 2014.

*	All share and per share amounts in this table have been restated for the 5% stock dividend distributed in 2006.

Option Exercises and Stock Vested in 2006*

			Stock Awards
	Option Awards		Number of Shares
	Number of	Value Realized	Acquired on	Value Realized on
	Shares Acquired	on Exercise	Vesting	Vesting
Name	on Exercise (#)	($)	(#)	($)

David W. Kemper	—	$—	5,632	$278,221
A. Bayard Clark	—	$—	1,088	$53,747
Jonathan M Kemper	75,399	$1,885,574	2,013	$99,442
Seth M. Leadbeater	20,931	$420,632	1,482	$73,211
Kevin G. Barth	6,056	$175,159	949	$46,881
Charles G. Kim	—	$—	1,228	$60,663

*	All share amounts in this table have been restated for the 5% stock dividend distributed in 2006.

Pension Benefits in 2006

		Number of
		Years of	Present Value of	Payments
		Credited	Accumulated	During Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)(3)	($)(2)	($)

David W. Kemper	Retirement Plan	25	$576,922	$—
	CERP(1)	25	$888,032	$—
A. Bayard Clark	Retirement Plan	28	$504,508	$—
	CERP(1)	28	$4,722	$—
Jonathan M Kemper	Retirement Plan	22	$397,559	$—
	CERP(1)	22	$162,442	$—
Seth M. Leadbeater	Retirement Plan	14	$276,064	$—
	CERP(1)	14	$—	$—
Kevin G. Barth	Retirement Plan	20	$143,950	$—
	CERP(1)	20	$—	$—
Charles G. Kim	Retirement Plan	14	$147,647	$—
	CERP(1)	14	$—	$—

(1)	Information presented pertains to the “Pre-2005 Benefit” portion of the CERP.

(2)	The present value of the benefits shown is based on a 5.75% interest rate and the RP 2000 white collar mortality table projected to 2010 assuming benefits commence at normal retirement age of 65.

(3)	The “Number of Years of Credited Service” is less than actual years of service because service prior to membership in the plans and service after December 31, 2004 (the date the plans were frozen) is excluded from credited service. The actual years of service for Messrs. D. Kemper, Clark, J. Kemper, Leadbeater, Barth and Kim was 29, 31, 25, 17, 23 and 17, respectively.

Pension Benefits Narrative

The Company maintains the Retirement Plan, which is a tax-qualified defined benefit plan that provides retirement benefits to all employees who completed one year of service and attained age 21 prior to July 1, 2004. Participation in the Retirement Plan was frozen on December 31, 2004, as described below.

The Retirement Plan provides benefits based upon compensation, age and years of participation. Effective January 1, 1995, benefits were provided under a cash balance formula. Under this formula, a retirement account balance is maintained for each participant. At the end of each plan year beginning after December 31, 1994 and ending December 31, 2004, the participant’s account was credited with a cash balance amount equal to a percentage of compensation for the year plus the same percentage of compensation in excess of 50% of the Social Security taxable wage base for the year.

Compensation for this purpose is limited by Section 401(a)(17) of the Internal Revenue Code ($220,000 in 2006). The applicable percentage is determined by the sum of the participant’s age and years of participation in the Retirement Plan at the beginning of the plan year, and ranged from 1% for a sum of less than 30 to 4% for a sum of 75 or more. Interest is credited to the participant’s account at the end of each plan year beginning after 1995 at a rate not less than 5% of the account balance at the end of the prior plan year. For 2006, the rate of interest was 5%. Beginning January 1, 2005, no additional cash balance credits will be applied to participants’ accounts. However, interest will continue to be credited to each participant’s account until retirement. At retirement, a participant may select from various annual benefit options based on actuarial factors defined in the Retirement Plan.

In addition, the participant will receive an annual benefit equal to his annual benefit accrued through December 31, 1994 under the Retirement Plan’s prior formula, adjusted for increases in the cost of living (but not in excess of 4% per year) for each year of participation after December 31, 1994. Certain participants of the Retirement Plan, including NEOs, will receive a special minimum benefit based on the final five-year average compensation and years of service, subject to IRS approval, which has been requested.

This Retirement Plan is fully funded by the Company and participants become fully vested after five years of service. All of the NEOs are fully vested. The normal retirement age under the Retirement Plan is 65. Reduced benefits are available as early as age 55 with 10 years of service. Benefits are reduced based on the length of time prior to age 65 that retirement occurs. The reduction is 6.67% per year for each of the first five years of early retirement (age 60-64) plus an additional 3.33% per year for each of the next five years (ages 55-59). Of the NEOs, Messrs. D. Kemper, Clark and Leadbeater are currently eligible for early retirement.

The estimated annual accrued benefit under the Retirement Plan for Messrs. D. Kemper, Clark, J. Kemper, Leadbeater, Barth and Kim is $85,701, $55,348, $68,534, $40,054, $36,530 and $38,721 respectively. These benefits assume the election of benefits payable as a straight life annuity to the participant.

Effective January 1, 1995, the Company also maintains the CERP to provide a non-tax-qualified deferred compensation plan to a select group of executives whose benefits under the Retirement Plan are limited by the Internal Revenue Code. The CERP is unfunded and benefits are payable from the assets of the Company. The Board of Directors has designated the CEO as a participant and the CEO has designated other executives, including the NEOs, as participants.

A participant’s benefit under the CERP is the sum of the “Pre-2005 Benefit” and the “Post-2004 Benefit.” A participant’s benefit under the Pre-2005 Benefit is the amount by which (1) exceeds (2), where (1) is the benefit that would be payable under the Retirement Plan if that benefit were calculated using the participant’s compensation including any incentive compensation deferred under a nonqualified deferred compensation plan maintained by the Company and without regard to the compensation limit of Section 401(a)(17) of the Internal Revenue Code; and (2) is the benefit actually payable under the Retirement Plan. Consistent with the Retirement Plan, cash balance formula additions under the CERP were frozen effective January 1, 2005.

The estimated annual accrued benefit under the Pre-2005 Benefit for Messrs. D. Kemper, Clark, J. Kemper, Leadbeater, Barth and Kim is $131,916, $518, $28,003, $0, $0 and $0, respectively. These benefits assume the election of benefits payable as a straight life annuity to the participant. The Pre-2005 Benefit is subject to the same retirement eligibility requirements and early retirement reductions as the Retirement Plan.

Benefits under the Post-2004 Benefit are in the form of a defined contribution plan, and are described in the narrative accompanying the Nonqualified Deferred Compensation table.

Nonqualified Deferred Compensation in 2006

		Executive	Registrant	Aggregate	Aggregate	Aggregate
		Contributions	Contributions in	Earnings in	Withdrawals /	Balance at
		in 2006	2006	2006	Distributions	12/31/06
Name	Plan Name	($)(2)	($)(3)	($)(4)	($)	($)

David W. Kemper	EICP	$—	$—	$(1,999)	$—	$332,648
	CERP(1)	$—	$80,319	$3,863	$—	$161,437
A. Bayard Clark	EICP	$102,000	$—	$7,767	$—	$109,767
	CERP(1)	$—	$8,948	$445	$—	$18,282
Jonathan M. Kemper	EICP	$205,000	$—	$91,637	$—	$2,826,601
	CERP(1)	$—	$27,501	$1,333	$—	$55,486
Seth M. Leadbeater	EICP	$—	$—	$—	$—	$—
	CERP(1)	$—	$17,927	$828	$—	$35,308
Kevin G. Barth	EICP	$50,000	$—	$13,401	$—	$430,728
	CERP(1)	$—	$15,718	$674	$—	$29,867
Chuck G. Kim	EICP	$—	$—	$—	$—	$—
	CERP(1)	$—	$14,525	$712	$—	$29,482

(1)	Information presented pertains to the “Post-2004 Benefit” portion of the CERP.

(2)	Reflects annual cash incentive compensation deferred under the EICP in 2006 with respect to incentive compensation that was based on 2005 performance. Amounts for Messrs. J. Kemper and Barth were included in the “Bonus” column of the 2005 Summary Compensation Table.

(3)	Reflects Company contribution credits to the CERP in 2006. These amounts are included in the “All Other Compensation” column of the 2006 Summary Compensation Table.

(4)	No NEO received preferential or above-market earnings on deferred compensation.

Nonqualified Deferred Compensation Narrative

Our NEOs are eligible to participate in a deferred compensation plan that is a part of the EICP. The EICP allows the officers to contribute up to 100% of their annual cash incentive award to this plan and, therefore, defer income tax on these amounts. Participants can select from a number of investment options, which are generally available to other employees in the Company’s 401(k) plan, including a Company stock alternative, to which their deferrals will be credited. Each participant’s account is credited with earnings based on performance of those investment options. Benefits are payable in a lump sum or up to ten annual installments. Participants may not make withdrawals during employment, except in the event of hardship approved by the director of the Human Resources department of the Company.

The Post-2004 Benefit portion of the CERP provides for a Company contribution credit on the last day of each plan year beginning on and after January 1, 2005 equal to 7% of the participant’s eligible compensation above the pay limit imposed under the Internal Revenue Code for purposes of the Company’s qualified 401(k) retirement plan (the “Participating Investment Plan”) for the year ($220,000 in 2006). The Company may make additional contribution credits to the extent that limitations were imposed on contributions by CERP participants to the Participating Investment Plan due to the nondiscrimination test of Internal Revenue Code Section 401(m). No such additional contribution credits were made for 2006.

Eligible compensation for the Post-2004 Benefit portion of the CERP generally includes W-2 earnings. Eligible compensation for 2006 in excess of the pay limit imposed under the Internal Revenue Code was as follows: Mr. D. Kemper $1,147,418; Mr. Clark $127,825; Mr. J. Kemper $392,870; Mr. Leadbeater $256,096; Mr. Barth $224,548; and Mr. Kim $207,500.

Each year, the Company will credit or debit the participant’s CERP account to reflect deemed earnings. The current rate of earnings credit is fixed at 5%, which corresponds to the rate of interest earned on the cash balance accounts of participants in the Retirement Plan. The Retirement Committee, which is an internal committee of employees, reviews this rate of interest annually. The account balance is payable as a lump sum upon the participant’s retirement.

Employment Agreements and Elements of Post-Termination Compensation

We do not have employment agreements with our NEOs. However, there are several arrangements that provide post-termination benefits.

Change of Control Severance Agreements

The Company has in place a severance agreement with each NEO (“Severance Agreement”) which provides for payments and certain benefits (which payments and benefits shall be referred to as the “Severance Benefits”) in the event of a “Qualifying Termination” in connection with a “Change of Control.”

For purposes of the Severance Agreement, “Change of Control” means:

•	Any Person (as defined in Section 3(a)(9) of the Securities and Exchange Act of 1934, with certain exclusions provided for in the Severance Agreement) becomes the “beneficial owner,” directly or indirectly, of 20% of the Company’s outstanding shares or the combined voting power of the then outstanding shares of the Company; or

•	Individuals who on the date of the Severance Agreement constituted the Board or any new director whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved by at least two-thirds of the directors then still in office who were either directors on the date of the Severance Agreement or whose appointment, election or nomination was previously approved, shall fail to constitute the majority of the Board of Directors; or

•	There is consummated a merger or consolidation of the Company with any other corporation other than (i) a merger or consolidation in which the combined voting power immediately after the merger or consolidation was at least 80% of the same combined voting power immediately prior to the merger or consolidation or (ii) the merger or consolidation was for the purpose of the recapitalization of the Company in which no person is or becomes the beneficial owner of 20% or more of the outstanding shares of the Company or the combined voting power of the Company’s outstanding securities; or

•	The shareholders approve a plan of complete liquidation or dissolution of the Company or there is a sale or disposition of substantially all of the Company’s assets, other than a sale or disposition to an entity that has at least 80% of the combined voting securities owned by persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

“Qualifying Termination” means:

•	Within twelve months prior to a Change of Control, the NEO’s employment is terminated by the Company under circumstances not constituting Cause and in contemplation of, or caused by, the Change of Control, such Change of Control is pending at the time of termination, and the Change of Control actually occurs; or

•	Within three years following a Change of Control, the NEO’s employment is involuntarily terminated by the Company under circumstances not constituting Cause, the successor company fails or refuses to assume the obligations of the Company under the Severance Agreement, or the Company or any successor company breaches any provisions of the Severance Agreement; or

•	A voluntary termination of employment by the NEO under circumstances constituting “Good Reason” within three years following a Change of Control; or

•	A voluntary termination of employment by an NEO for any reason within the period beginning on the first anniversary of the Change of Control and ending thirty days after such date.

“Cause” means willful misconduct or conduct by the NEO that was knowingly fraudulent or deliberately dishonest.

“Good Reason” means (i) the NEO , in his reasonable judgment, determines that his duties have been materially reduced in terms of authority and responsibility from those existing immediately prior to the Change of Control; or (ii) the NEO is required to be based at a location that is thirty-five or more miles from his primary residence at the time of the requirement than it was prior thereto; or (iii) there is a reduction in the NEO’s base salary to an amount that is less than the base salary in effect twelve months prior to the Change of Control; or (iv) there is a material reduction in the NEO’s level of participation in any of the Company’s incentive compensation plans, benefit plans, policies, practices or arrangements in which the NEO participated immediately prior to the Change of Control and such reduction is not consistent with the average level of participation by other executives who have a similar position.

In the event that an NEO becomes entitled to Severance Benefits, the Company shall pay to or provide the NEO with the following:

•	A lump sum payment equal to the product of: (i) the Severance Period, multiplied by (ii) the sum of the NEO’s base salary in effect 12 months prior to the Change of Control and the NEO’s average bonus for the three completed fiscal years of the Company preceding the fiscal year in which the Change of Control occurs; and

•	A lump sum payment equal to the greater of the NEO’s actual bonus for the fiscal year of the Company preceding the fiscal year in which the Change of Control occurs or the NEO’s target bonus for the fiscal year of the Company in which a Qualifying Termination occurs, calculated with the assumption that both the Company and the NEO achieved all performance objectives required to earn the target bonus, and prorated based on the number of days elapsed in the Company’s fiscal year during which employment terminates;

•	Continuation of health, life and disability insurance to the NEO during the Severance Period at a cost to the NEO equal to the amount paid by similarly situated active employees at the time of the earliest event that could constitute “Good Reason.” To the extent such benefits are taxable, there is a gross up for taxes;

•	The opportunity to borrow from the Company or an affiliate thereof, for an interest rate set by NEO (which may be zero), an amount equal to the sum of the NEO’s outstanding stock options and taxes resulting from the exercise and the vesting of NEO’s restricted stock, with repayment required upon the passage of 180 consecutive days of NEO being able to sell stock acquired by the exercise and being able to sell vested, restricted stock without restriction; and

•	Reimbursement for the costs, if any, of outplacement services obtained by NEO following a Qualifying Termination.

“Severance Period” means a number of whole and fractional years equal to the lesser of: (a) three or (b) the quotient of the number of months following termination until the NEO attains age 65, divided by twelve.

In the event that any payments are subject to the application of any tax pursuant to Section 4999 the Tax Code (an “Excise Tax”), the Company shall also pay to the NEO an additional amount sufficient to make the net amount payable to the NEO the same as the NEO would have received had the Excise Tax not been imposed. The Company will reimburse the NEO for all fees, expenses and costs incurred in connection with any Excise Tax.

The Severance Benefits are reduced by any other severance benefits or damages for termination paid or owed to the NEO.

The Company is obligated to pay any attorneys’ fees and costs incurred in connection with any dispute concerning the Severance Agreement unless the dispute by the NEO is frivolous.

Restricted Stock, Stock Options and Stock Appreciation Rights

Our outstanding unvested restricted stock grants are normally forfeited upon termination of employment. However, there are special vesting rules in the case of death, disability or retirement. In the case of death or disability, outstanding unvested restricted stock immediately vests in the same proportion that the number of full and partial months from the date of grant to the date of death or disability bears to the total restriction period applicable to the award. In the case of “retirement,” the same pro-rata vesting provision applies, except the vesting is not effective until the last day of the restriction period applicable to the award. For grants issued before 2006, “retirement” means termination of employment after attaining age 60 and agreeing to certain non-competition provisions. In the case of restricted stock issued after 2005, “retirement” means termination of employment after attaining age 60 and having at least ten years of service, and agreeing to certain non-competition provisions. In addition, otherwise unvested outstanding restricted stock, stock appreciation rights and options immediately vest upon the occurrence of a change of control. For this purpose “change of control” has the same meaning as applies for purposes of the Change of Control Severance Agreements (see “Change of Control Severance Agreements” under “Employment Agreements and Elements of Post-Termination Compensation”), except different dates are used for determining the incumbent board of directors.

Deferred Compensation

The CERP and EICP provide for payments of non-qualified deferred compensation after termination of employment. See “Pension Benefits Narrative” and “Nonqualified Deferred Compensation Narrative” for a description of those arrangements.

Long-Term Disability

The NEOs generally have the same long-term disability benefit as all salaried employees, except that the definition of “disability” for the NEOs is more favorable because the benefit after the first 36 months of disability for salaried employees who are not vice presidents or above is based on a more restrictive definition of disability than the one that applies to vice presidents and above.

Commerce Retirement Plan

This qualified defined benefit pension plan was frozen and closed to new participants January 1, 2004, so not all salaried employees participate. The named executives participate in this plan and receive earnings credits to their cash balance accounts. See “Pension Benefits Narrative” for a description of this arrangement.

Potential Payments upon Termination or Change in Control

					Qualified
					Termination
Executive Benefits and	Voluntary	Normal			After a Change
Payments upon Termination	Termination	Retirement	Death	Disability	in Control

David W. Kemper
Compensation:
Salary	$—	$—	$—	$—	$3,936,275	(1)
Bonus	$—	$—	$—	$—	$630,400	(2)
SARs/option awards	$—	$—	$—	$—	$394,425	(3)
Restricted stock awards	$—	$575,692	$575,692	$575,692	$1,011,817	(4)
EICP/CERP	$494,085	$494,085	$494,085	$494,085	$494,085	(5)
Benefits:
Retirement plan(3)	$1,464,954	$1,464,954	$680,837	$1,464,954	$1,464,954	(7)
Post-termination insurance premiums	$—	$—	$—	$—	$58,435	(8)
Total	$1,959,039	$2,534,731	$1,750,614	$2,534,731	$7,990,391

					Qualified
					Termination
Executive Benefits and	Voluntary	Normal			After a Change
Payments upon Termination	Termination	Retirement	Death	Disability	in Control

A. Bayard Clark
Compensation:
Salary	$—	$—	$—	$—	$1,018,300	(1)
Bonus	$—	$—	$—	$—	$111,375	(2)
SARs/option awards	$—	$—	$—	$—	$64,968	(3)
Restricted stock awards	$—	$108,971	$108,971	$108,971	$188,605	(4)
EICP/CERP	$128,049	$128,049	$128,049	$128,049	$128,049	(5)
Benefits:
Retirement plan(3)	$509,230	$509,230	$236,665	$509,230	$509,230	(7)
Post-termination insurance premiums	$—	$—	$—	$—	$23,503	(8)
Total	$637,279	$746,250	473,685	$746,250	$2,044,030
Jonathan M. Kemper
Compensation:
Salary	$—	$—	$—	$—	$1,767,375	(1)
Bonus	$—	$—	$—	$—	$224,400	(2)
SARs/option awards	$—	$—	$—	$—	$167,058	(3)
Restricted stock awards	$—	$201,870	$201,870	$201,870	$356,249	(4)
EICP/CERP	$2,882,087	$2,882,087	$2,882,087	$2,882,087	$2,882,087	(5)
Benefits:
Retirement plan(3)	$560,001	$560,001	$260,260	$560,001	$560,001	(7)
Post-termination insurance premiums	$—	$—	$—	$—	$65,160	(8)
Total	$3,442,088	$3,643,958	$3,344,217	$3,643,958	$6,022,330
Seth M. Leadbeater
Compensation:
Salary	$—	$—	$—	$—	$1,357,000	(1)
Bonus	$—	$—	$—	$—	$160,250	(2)
SARs/option awards	$—	$—	$—	$—	$83,532	(3)
Restricted stock awards	$—	$209,761	$209,761	$209,761	$529,557	(4)
EICP/CERP	$35,308	$35,308	$35,308	$35,308	$35,308	(5)
Benefits:
Retirement plan(3)	$276,064	$276,064	$128,301	$276,064	$276,064	(7)
Post-termination insurance premiums	$—	$—	$—	$—	$50,784	(8)
Total	$311,372	$521,133	$373,370	$521,133	$2,492,495
Kevin G. Barth
Compensation:
Salary	$—	$—	$—	$—	$1,236,000	(1)
Bonus	$—	$—	$—	$—	$147,500	(2)
SARs/option awards	$—	$—	$—	$—	$69,605	(3)
Restricted stock awards	$—	$193,834	$193,834	$193,834	$506,901	(4)
EICP/CERP	$460,595	$460,595	$460,595	$460,595	$460,595	(5)
Excise tax reimbursement	$—	$—	$—	$—	$443,606	(6)
Benefits:
Retirement plan(3)	$143,950	$143,950	$66,901	$143,950	$143,950	(7)
Post-termination insurance premiums	$—	$—	$—	$—	$84,468	(8)
Total	$604,545	$798,379	$721,330	$798,379	$3,092,625

					Qualified
					Termination
Executive Benefits and	Voluntary	Normal			After a Change
Payments upon Termination	Termination	Retirement	Death	Disability	in Control

Chuck G. Kim
Compensation:
Salary	$—	$—	$—	$—	$1,233,700	(1)
Bonus	$—	$—	$—	$—	$147,500	(2)
SARs/option awards	$—	$—	$—	$—	$69,605	(3)
Restricted stock awards	$—	$194,802	$194,802	$194,802	$506,562	(4)
EICP/CERP	$29,482	$29,482	$29,482	$29,482	$29,482	(5)
Excise tax reimbursement	$—	$—	$—	$—	$420,402	(6)
Benefits:
Retirement plan(3)	$147,647	$147,647	$68,619	$147,647	$147,647	(7)
Post-termination insurance premiums	$—	$—	$—	$—	$85,898	(8)
Total	$177,129	$371,931	$292,903	$371,931	$2,640,796

(1)	Salary is calculated as three times the prior year base salary plus the average bonus for the prior 3 years and is payable upon a qualifying termination.

(2)	Bonus amount is the 2006 target annual cash incentive and is not prorated.

(3)	Under a Change of Control, all unvested SARs and options would become immediately vested. The amount shown is the excess of the market price of our common stock at December 31, 2006 over the exercise price of all unvested SARs and options.

(4)	It is assumed that all NEOs are eligible for the special vesting rules as of December 31, 2006. Amounts are based on the prorated vested shares at market price at December 31, 2006.

(5)	The payment under the EICP/CERP is the aggregate balance in their deferred compensation plan that is assumed to be paid upon either voluntary termination, retirement, death, disability or a Change in Control.

(6)	Under a Change in Control, the Company is required to reimburse the NEO for any excise taxes that may be imposed and any other fees and expenses. It was determined that only Messrs. Kim and Barth would be eligible for such payments.

(7)	Benefits payable under the Retirement Plan are assumed to commence at age 65. The benefit upon death is calculated as a portion of the normal benefit.

(8)	This amount reflects the net present value of estimated insurance payments to be made by the Company for the NEOs until they reach age 65.

Equity Compensation Plan Information

The following table provides information as of December 31, 2006, with respect to compensation plans under which common shares of Commerce Bancshares, Inc. are authorized for issuance to certain officers in exchange for services provided. These compensation plans include: (1) the Commerce Bancshares, Inc. 2005 Equity Incentive Plan, (2) the Commerce Bancshares, Inc. 1996 Incentive Stock Option Plan, (3) the Commerce Bancshares, Inc. Restricted Stock Plan, (4) the Commerce Bancshares, Inc. Stock Purchase Plan for Non-Employee Directors (“Director Plan”) and (5) the Commerce Bancshares, Inc. Executive Incentive Compensation Plan (“EICP”). As of January 1, 2006, all equity based awards were granted pursuant to the 2005 Equity Incentive Plan. All of these compensation plans were approved by the Company’s shareholders.

(c)
Number of
Common Shares
Remaining Available
	(a)				for Future Issuance
	Number of Common		(b)		Under Equity
	Shares to be Issued		Weighted Average		Compensation Plans
	upon Exercise of		Exercise Price of		(Excluding Shares
	Outstanding Options,		Outstanding Options,		Reflected in
Plan Category	Warrants and Rights		Warrants and Rights		Column (a))

Equity compensation plans approved by shareholders	3,793,019	(1)	$35.22	(2)	4,149,189	(3)
Equity compensation plans not approved by shareholders	—		$—		—

Total	3,793,019		$35.22		4,149,189

(1)	Includes an aggregate of 3,702,109 common shares issuable upon exercise of options and stock appreciation rights granted under the equity compensation plans and 90,910 common shares allocated to participants’ accounts under the deferred compensation plan.

(2)	Represents the weighted average exercise price of outstanding options and stock appreciation rights under the equity compensation plans.

(3)	Includes 3,903,550 common shares remaining available under the 2005 Equity Incentive Plan, 121,376 shares available under the Director Plan, and 124,263 shares under the EICP.

Compensation and Human Resources Committee Interlocks and Insider Participation

During 2006, the Compensation and Human Resources Committee consisted of Ms. Mary Ann Van Lokeren and Messrs. Andrew C. Taylor, Terry O. Meek and W. Thomas Grant, II. All members of the Committee were independent members of the Board of Directors of the Company.

AUDIT COMMITTEE REPORT

The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s accounting, auditing and financial reporting processes. As noted under the “Corporate Governance and Director Independence” section of this report, the Board of Directors has determined that all members of the Audit Committee are “independent.” The Audit Committee operates pursuant to a Charter that was last amended and restated by the Board on January 30, 2004. As set forth in the Charter, management of the Company is responsible for establishing and maintaining the Company’s internal control over financial reporting and for preparing the Company’s financial statements in accordance with generally accepted accounting principles and applicable laws and regulations. Management is also responsible for conducting an evaluation of the effectiveness of the internal control over financial reporting based on the framework in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Audit Committee is directly responsible for the compensation, appointment and oversight of KPMG LLP, the independent registered public accountant for the Company. KPMG LLP is responsible for performing an independent audit of the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. KPMG

LLP is also responsible for auditing management’s assessment of the effectiveness of the internal control over financial reporting and expressing an opinion as to its overall effectiveness and management’s assessment of those controls.

Members of the Audit Committee include Robert H. West (Chairman), James B. Hebenstreit, Benjamin F. Rassieur, III, Thomas A. McDonnell, and John R. Capps. Mr. West is designated as an “audit committee financial expert” within the meaning of that term as defined by the Securities and Exchange Commission pursuant to Section 407 of the Sarbanes-Oxley Act of 2002. The Audit Committee’s responsibility is one of oversight. Members of the Audit Committee rely on the information provided and the representations made to them by: (i) management, which has primary responsibility for establishing and maintaining appropriate internal financial controls over financial reporting, and for Commerce Bancshares, Inc. financial statements and reports and (ii) the independent registered public accountant, which is responsible for expressing an opinion that the financial statements have been prepared in accordance with generally accepted accounting principles, that management’s assessment that the Company maintained effective internal control over financial reporting is fairly stated, and that the audit of the Company’s financial statements by the external auditor has been carried out in accordance with Standards of the Public Company Accounting Oversight Board (PCAOB).

In this context the Audit Committee has considered and discussed the audited financial statements and management’s assessment on internal control over financial reporting with management and with KPMG LLP as of December 31, 2006. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standard No. 61, Communication with Audit Committees, as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, as amended by the Independence Standards Board. The Audit Committee has considered the compatibility of non-audit services with KPMG LLP’s independence and has discussed with them their independence.

Based on the reviews and discussions described in this report, and exercising the Audit Committee’s business judgment, the Audit Committee recommends to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 to be filed with the Securities and Exchange Commission.

The Audit Committee has selected KPMG LLP as the Company’s independent registered public accountants for fiscal 2007 and has approved submitting the selection of KPMG LLP for ratification by the shareholders. Audit, audit-related and any permitted non-audit services provided to Commerce Bancshares, Inc. by KPMG LLP are subject to pre-approval by the Audit Committee. All fees paid in 2006 were pre-approved by the Audit Committee.

Submitted By The Audit Committee of the Company’s Board of Directors:

Robert H. West	James B. Hebenstreit	Benjamin F. Rassieur, III	Thomas A. McDonnell	John R. Capps

Pre-approval of Services by the Independent Registered Public Accountant

The Audit Committee has adopted a policy for pre-approval of audit and permitted non-audit services provided by the Company’s independent registered public accountant. Annually the Audit Committee will review and approve the audit services to be performed along with other permitted services including audit-related and tax services to be provided by its independent registered public accountant. The Audit Committee may pre-approve certain recurring designated services where appropriate and services for individual projects that do not exceed $25,000.

Proposed engagements that do not meet these criteria may be presented to the Audit Committee at its next regular meeting or, if earlier consideration is required, to one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at the next regular Audit Committee meeting. The Audit Committee will regularly review summary reports detailing all services provided to the Company by its independent registered public accountant.

Fees Paid to KPMG LLP

The following is a summary of fees billed by KPMG LLP for professional services rendered during the fiscal years ended December 31, 2006 and 2005:

	2006	2005

Audit fees	$663,730	$585,480
Audit related fees	39,045	84,295
Tax fees	239,281	250,351
All other fees	—	—

Total	$942,056	$920,126

The audit fees billed by KPMG LLP are for professional services rendered for the audits of the Company’s annual consolidated financial statements and the audit of management’s assessment of the effectiveness of internal controls for the fiscal year ended December 31, 2006 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year. Audit fees also include audits of several venture capital subsidiaries, a brokerage subsidiary and a mortgage-banking subsidiary and for miscellaneous accounting research and advice provided.

Audit related fees are mainly for services rendered for agreed upon examination procedures relating to the Company’s trust operations. Tax fees are for services including both review and preparation of corporate income tax returns and tax consulting services.

PROPOSAL TWO

RATIFICATION OF THE SELECTION OF KPMG LLP
AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2007

Pursuant to the Sarbanes-Oxley Act of 2002, the Audit Committee of the Company is responsible for the selection and approval of the Company’s independent registered public accountants for the purpose of the examination and audit of the Company’s financial statements for 2007. The Audit Committee has also adopted a procedure for the pre-approval of non-audit services. The Audit Committee has selected and the Board of Directors has ratified the selection of KPMG LLP as the firm to conduct the audit of the financial statements of the Company and its subsidiaries for 2007. This selection is presented to the shareholders for ratification; however, the failure of the shareholders to ratify the selection will not change the engagement of KPMG LLP for 2007. The Audit Committee will consider the vote of the shareholders for future engagements. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions. The representatives will also be provided an opportunity to make a statement.

Your Board Recommends a Vote FOR Ratification of the Selection of KPMG LLP as
the Independent Registered Public Accounts for 2007

OTHER MATTERS

The management does not know of any matter or business to come before the meeting other than that referred to in the notice of meeting but it is intended that, as to any such other matter or business, the person named in the accompanying proxy will vote said proxy in accordance with the judgment of the person or persons voting the same.

ELECTRONIC ACCESS TO PROXY STATEMENT AND ANNUAL REPORT

This proxy statement and the 2006 annual report are available on the Company’s Internet site at http://www.commercebank.com/ir. Most Shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail.

Shareholders of record can choose this option and save the Company the cost of producing and mailing these documents by logging on to the sign-up website at www.Computershare.com/us/ecomms and filling out the online consent form. Employees holding shares through the Company’s Participating Investment Plan may sign-up by logging on to the sign-up website at http://www.econsent.com/cbsh and filling out the online consent form. Shareholders who choose to view future proxy statements and annual reports over the Internet will receive an e-mail message next year from the Company with instructions containing the Internet address of those materials. The election may be withdrawn at any time by accessing your account on the website and changing the election. Shareholders do not have to elect Internet access each year.

Shareholders who hold their Company stock through a bank, broker or other holder of record, should refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet.

By Order of the Board of Directors

J. Daniel Stinnett
Secretary

March 14, 2007

. NNNNNNNNNNNN 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) 000000000.000000 ext 000000000.000000 ext ADD 1 XXXXXXXXXXXXXX Electronic Voting Instructions ADD 2 ADD 3 You can vote by Internet or telephone! ADD 4 Available 24 hours a day, 7 days a week! ADD 5 Instead of mailing your proxy, you may choose one of the two voting ADD 6 methods outlined below to vote your proxy. NNNNNNNNN VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:00 p.m., Central Time, on April 17, 2007, except proxies submitted for shares held in the Company’s Participating Investment Plan must be received by 11:00 p.m., Central Time, on April 10, 2007. Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone Using a black ink pen, mark your votes with an X as shown in X telephone. There is NO CHARGE to you for the call. this example. Please do not write outside the designated areas. • Follow the instructions provided by the recorded message. Annual Meeting Proxy Card 123456 C0123456789 12345 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2. 1. Nominees: Class of 2010 For Withhold For Withhold For Withhold + 01 - Thomas A. McDonnell 02 — Benjamin F. Rassieur, III 03 — Andrew C. Taylor 04 — Robert H. West For Against Abstain 2. Ratify KPMG LLP as audit and accounting firm. B Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNN4 1 D V 0 1 2 2 3 6 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + <STOCK#> 00OCGC .

To our Shareholders: Commerce Bancshares, Inc. encourages you to vote your shares electronically this year either by telephone or via the Internet. This will eliminate the need to return your proxy card. The Computershare Vote by Telephone and Vote by Internet systems can be accessed 24 hours a day, seven days a week until 11:00 p.m., Central Time, on April 17, 2007. However, if this proxy relates to shares held by you in the Company’s Participating Investment Plan, your vote must be received by 11:00 p.m., Central Time, on April 10, 2007, to enable the trustee of the plan to vote your shares in the manner directed by you. Additionally, you may choose to receive future Annual Meeting materials (annual report, proxy statement and proxy card) on-line. By choosing to receive these materials on-line, you help support Commerce Bancshares, Inc. in its efforts to control printing and postage costs. If you choose the option of electronic delivery and voting on-line, you will receive an e-mail before all future annual or special meetings of shareholders, notifying you of the website containing the Proxy Statement and other materials to be carefully reviewed before casting your vote. To enroll to receive future proxy materials on-line, please go to www.computershare.com/us/ecomms. Employees who hold shares through the Company’s Participating Investment Plan may sign up at www.econsent.com/cbsh. 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy — Commerce Bancshares, Inc. Proxy Solicited on Behalf of the Board of Directors The undersigned hereby appoints Jonathan M. Kemper and David W. Kemper, or either of them, as agents and proxies with full power of substitution in each, to represent the undersigned at the annual meeting of shareholders to be held on April 18, 2007, or any adjournment or postponement thereof, on all matters coming before the meeting. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and all other matters incident to the conduct of the meeting. You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. Your shares cannot be voted unless you sign and return this card or you elect to vote your shares electronically by telephone or via the Internet. IMPORTANT: PLEASE VOTE BY SIGNING YOUR PROXY AND RETURNING IT IN THE ENVELOPE PROVIDED OR TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING AS DESCRIBED ON THE REVERSE SIDE. ANY SHAREHOLDER WHO IS RECEIVING MULTIPLE COPIES OF THE ANNUAL REPORT AND ANY OTHER MAILINGS FROM COMMERCE BANCSHARES, INC. IS ENCOURAGED TO CALL COMPUTERSHARE TRUST COMPANY, N.A., OUR TRANSFER AGENT, AT 1-800-317-4445 FOR ASSISTANCE IN CONSOLIDATING COMMON OWNERSHIP POSITIONS. REDUCING MAILINGS WILL IMPROVE THE COMPANY’S OPERATING EFFICIENCY. HEARING IMPAIRED #: TDD: 1-800-952-9245.